UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2018

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2309 Bering Drive

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 12, 2018, the board of directors of MoSys, Inc. (the “Company”) appointed Scott Lewis and Robert Y. Newell IV to fill vacant director positions.  Mr. Lewis and Mr. Newell will serve on the audit committee of the Company’s board of directors.  Mr. Newell also will serve on the compensation committee of the board of directors and has been appointed chairman of that committee.

Mr. Lewis, who is 62, has served as a consultant to United Silicon Carbide Inc. since February 2018. From 2016 to 2018, he served as executive director of corporate marketing at Maxim Integrated, Inc.  From 2015 to 2016, Mr. Lewis served as senior director of product marketing at GLOBALFOUNDRIES LTD.  From 2014 to 2015, he served as director of campaign marketing at Cadence Design Systems, Inc. From 2009 to 2013, Mr. Lewis served as director of worldwide corporate marketing at Intersil Corporation. Prior to 2009, he previously held various sales, marketing, and business development positions with Xilinx, Inc., Integrated Device Technology, Inc. and other technology companies. Mr. Lewis holds a B.S. in Electrical Engineering Technology from DeVry Institute of Technology.  Mr. Lewis is no relation to Dan Lewis, the Company’s president and chief executive officer.

Mr. Newell, who is 70, served as chief financial officer of Dextera Surgical Inc., from March 2003 to April 2018. He served on the board of directors of ARI Network Services, Inc., from 2012 to 2017. Prior to 2003, Mr. Newell held executive positions with Omnicell, Inc., the Beta Group, Inc. and Cardiometrics. Inc. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a BA in mathematics from the College of William & Mary and an MBA from Harvard Business School.

As non-employee directors of the Company, Messrs. Lewis and Newell will participate in the same compensation arrangements as the other non-employee directors of the Company.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000, and in which either of Messrs. Lewis or Newell had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between either Mr. Lewis or Mr. Newell and any other person pursuant to which either was selected as a director of the Company. In addition, Messrs. Lewis and Newell and the Company will enter into the Company’s standard form of indemnification agreement for directors.

As a result of these new director appointments, the Company has received a letter from The NASDAQ Stock Market LLC ("Nasdaq") notifying the Company that it has regained compliance with the governance requirements under Nasdaq Listing Rule 5605 regarding the composition of the board of directors and its audit and compensation committees.

Item 8.01Other Events.

Other

On October 17, 2018, the Company issued a press release announcing the appointments of Messrs. Lewis and Newell to the Company’s Board, as described in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

99.1Press Release by MoSys, Inc. dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: October 17, 2018	By: /s/ James W. Sullivan

James W. Sullivan

Vice President of Finance and Chief Financial Officer